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                                                                    EXHIBIT 23.8

              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                         701 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004

One Financial Center                                         Telephone:
Boston, Massachusetts 02111                                  202/434-7300
Telephone: 617/542-6000                                      Fax: 202/434-7400
Fax: 617/542-2241                                            Telex: 753689


Frank W. Lloyd                                               Direct Dial
                                                             Number
                                                             (202) 434-7309

                                          January 27, 1995

Continental Cablevision, Inc.
The Pilot House, Lewis Wharf
Boston, Massachusetts 02110

Ladies and Gentlemen:

  We have acted as special counsel for Continental Cablevision, Inc. (the "Company") in connection with the registration on Form S-4 (Registration No.
    ) under the Securities Act of 1933, as amended, of the securities identified therein (the "Registration Statement").

  We hereby consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement-Prospectus forming a part of the Registration Statement, and to the filing of this letter with the Securities and Exchange Commission as Exhibit 23.8 of the Registration Statement.

                                          Sincerely,

                                          Mintz, Levin, Cohn, Ferris, Glovsky
                                           and Popeo, P.C.

                                                    /s/ Frank W. Lloyd
                                          by __________________________________

D35055.1